Exhibit 10

                        CUSTODIAL ESCROW AGREEMENT

This Custodial Escrow Agreement (the "Escrow Agreement") is entered into this 2nd day of March, 2001, by and between TIMOTHY J. BRASEL, an individual ("Seller"), and NUWAYS, INC., a Delaware corporation ("Buyer"), and Warren J. Soloski, APC, A California limited liability partnership (the "Escrow Holder"). This Escrow Agreement is executed by the parties with respect to the sale of Seller's interest in ANTARES CAPITAL CORP. a Colorado corporation (the"Company").

Buyer shall pay outside of this Escrow, an amount not to exceed Six Thousand Dollars ($6000.00) for current liabilities of the Company.

Seller and Buyer hereby authorize Escrow Holder, pursuant to this Escrow Agreement and General Escrow Instructions, attached hereto and incorporated herein by this reference, to receive from Buyer the sum of Fifty Thousand and No/100th Dollars ($50,000.00) in the form of a wire transfer or other readily available funds (the "Funds"), and from the Seller (1) one more certificates representing a total of One Million Six Hundred Thousand (1,600,000) shares of Common Stock ("The Shares") of the "Company" (the "Certificate"), and (2) one or more stock powers for the transfer of the Certificate endorsed by the Seller in the blank (the "Stock Power"). Upon verification of the availability of such Funds and the Shares and that all of the conditions to Closing set forth in Paragraph 3 and 4 of that Agreement and Plan of Reorganization of the Seller and the Buyer have been satisfied or waived by the parties thereto, Escrow Holder Shall deliver to Buyer the Certificate and Stock power and deliver Twenty Five Thousand Dollars ($25,000.00) of the Funds to Seller in the form of a cashiers check or wire transfer. The Escrow Holder shall hold the remainder of the Funds, being Twenty Five Thousand Dollars, in escrow until the Company's common stock is approved for trading on a stock exchange other than the pink sheets, at which time Funds shall be paid to the Seller in the form of a cashier's check or wire transfer on the first business day of 2002. In exchange for such services, the Escrow Holder shall receive as compensation and reimbursement of any out-of-pocket expenses the sum Eight Hundred and No/100th Dollars ($800.00) payable by Seller from the any Funds payable to the Seller hereunder.

Seller and Buyer hereby expressly agreed that Escrow Holder's sole responsibility with respect to the transaction contemplated by this Escrow Agreement shall be to receive the Certificate and Stock Power. The Shares and Funds, verify the availability of such Funds and provide for the deliveries of such items as set forth herein. Escrow Holder has no obligations not specifically set forth herein.

Escrow Holder shall make deliveries and direct all communication relating to or concerning this Escrow Agreement to Seller and Company and to Buyer at the following address:

          SELLER:    TIMOTHY J. BRASEL ET.AL.
                     Attn: Timothy J. Brasel
                     5770 South Beach Court
                     Greenwood Village, CO 80121

          BUYER:     NUWAYS, INC.
                     24388 El Toro Road, Suite 335
                     Laguna Hills, CA 92653
                     C/o Jim Ferras, CEO

Seller and Buyer hereby agree that Escrow Holder is authorized to act under the provisions, terms and conditions of the Escrow Agreement and that Escrow Holder has no duties to act other than those contained herein.

In the event that a dispute arises over the content of this Escrow Agreement or the actions required herein, the parties agree to consent to the legal, binding arbitration to resolve said dispute. The parties further agree that the laws or the State of California shall apply with respect to any action or proceeding brought hereunder.

In Witness Whereof, the parties executed this Escrow Agreement on the Date indicated above.

SELLER:

TIMOTHY J. BRASEL

By: /s/ Timothy J. Brasel          3/16/01
                                   Dated


BUYER:
NUWAYS, INC.

By: /s/ Peter J. Ferras            3/16/01
     Peter J. Ferras, CEO           Dated


ESCROW HOLDER:
Warren J. Soloski,  APC

By______________________            ____________
Warren J. Soloski, President          Dated











        NOTICE OF REPRESENTATION AND RIGHT TO INDEPENDENT COUNSEL

TIMOTHY J. BRASEL and ANTARES CAPITAL CORP., through its duly authorized and appointed officers (Seller), hereby acknowledges that Warren J. Soloski, APC has been employed by Buyer to draft this Escrow Agreement and is not acting in any capacity as attorney or counsel for Seller and the Company. Furthermore, Seller and the Company acknowledges that Warren J. Soloski APC has informed them of their right to seek the advice of independent counsel in reviewing the terms and conditions of this Escrow Agreement and Seller and the Company have had an opportunity to consult with independent counsel prior to executing this Agreement. By the signature of its Authorized Representative below, Seller and the Company acknowledges this notice.

SELLER AND THE COMPANY:

TIMOTHY J. BRASEL

By: /s/ Timothy J. Brasel          _________
Timothy J. Brasel                    Dated

ANTARES CAPITAL CORP.

By:__________________________              _________
TIMOTHY J. BRASEL, PRESIDENT                Dated






















GERNERAL ESCROW INSTRUCTIONS

     1. All of the provisions, instructions, and conditions set forth herein shall govern, without reservation, any amended and/or supplemental instructions furnished to the Escrow. All such amended and/or supplemental instructions must be in writing, deposited with Escrow Holder, and approved by all parties to this Escrow.

     2. Escrow Holder is not to be held liable for the sufficiency or correctness as to form, manner or execution, forgeries or false personages, or validity or any instrument deposited in the Escrow, nor as to the identity, authority or rights of any person executing the same, nor for failure to comply with any of the provisions of any agreement, contract or other documents received by Escrow Holder, and for the disposition of the same in accordance with written instructions accepted by Escrow Holder in the Escrow.

     3. These Escrow Instruments may be executed in counterparts each of which so executed shall irrespective of the date and its execution and delivery, be deemed an original, and said counterparts together shall constitute one and the same instrument. Fax signatures shall be regarded as originals.

     4. Seller and Buyer, jointly and severally, agree to save, defend and hold Escrow harmless by reason of any misrepresentation or omission by Seller and/or Buyer or their agents as to Seller's and/or Buyer's compliance with rules and/or regulations or any governmental agency, State, Federal, County or otherwise.

     5. Should any controversy arise between the parties hereto with respect to the subject matter of this Escrow, its terms or conditions, or conflicting demands are made or notice served upon Escrow Holder or legal action taken in connection with this escrow, Escrow holder shall not be required to take any action, but may withhold all moneys, securities, documents or other things deposited until such controversy shall be determined by agreement or appropriate legal proceedings, and in such event Escrow Holder may file suit in interpleader or declaratory relief. If Escrow Holder is required to respond to any legal summons or proceedings, or if any action of interpleader or declaratory relief is brought by Escrow Holder, or if conflicting demands or notice by parties to Escrow, or jointly and severally agree to pay reasonable escrow fees and all costs expenses, and reasonable attorney's fee expended or incurred by Escrow Holder as a result of any of the above described events, and a lien is hereby created in Escrow Holders favor to cover said terms.
Seller and Buyer agree to defend, indemnify and save Escrow Holder harmless from all losses and expenses, including reasonable attorney's fees and court costs sustained by reason of any claim, demand, or action filed, legal or otherwise, which may in any manner arise out of, or from this Escrow, before or after closing, notwithstanding anything in these instructions to the contrary.

     6. Seller's and Buyer's signatures on instructions and instruments pertaining to this Escrow Instructions and amendments, if any, and/or final closing statements upon request to the attorneys representing any of the parties in this transaction.

     7. Seller's and Buyer's signatures on instructions and instruments pertaining to the Escrow indicated their unconditional acceptance and approval of these General instructions and al documents executed by them, and they hereby acknowledge receipt of a copy of these instructions in their entirety.